Exhibit 25.1

                     SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                               _________

                     STATEMENT OF ELIGIBILITY UNDER THE
                      TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

        Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) __

                   STATE STREET BANK AND TRUST COMPANY
           (Exact name of trustee as specified in its charter)

                Massachusetts                   04-1867445
              (Jurisdiction of               (I.R.S. Employer
              incorporation or             Identification No.)
         organization if not a U.S.
               national bank)

        225 Franklin Street, Boston, Massachusetts        02110
        (Address of principal executive offices)        (Zip Code)

        John R. Towers, Esq. Senior Vice President and Corporate Secretary 225 Franklin Street, Boston, Massachusetts 02110 (617)654-3253 (Name, address and telephone number of agent for service)

                          _____________________

                        SOFTKEY INTERNATIONAL INC.
          (Exact name of obligor as specified in its charter)

                  DELAWARE                      94-2562108
        (State or other jurisdiction        (I.R.S. Employer
                     of                    Identification No.)
              incorporation or
                organization)

                           ONE ATHENAEUM STREET
                      CAMBRIDGE, MASSACHUSETTS 02142
         (Address of principal executive offices)  (Zip Code)

                         ____________________

          5-1/2% SENIOR CONVERTIBLE/EXCHANGEABLE NOTES DUE 2000
                      (Title of indenture securities)



        GENERAL

        ITEM 1.   GENERAL INFORMATION.

             FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

             (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

                  Department of Banking and Insurance of The
                  Commonwealth of Massachusetts, 100 Cambridge
                  Street, Boston, Massachusetts.

                  Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance
                  Corporation, Washington, D.C.

        ITEM 2.   AFFILIATIONS WITH OBLIGOR.

             IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

        ITEM 3. THROUGH ITEM 15. NOT APPLICABLE.

        ITEM 16.  LIST OF EXHIBITS.

             LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

             1.   A COPY OF THE ARTICLES OF ASSOCIATION OF THE
        TRUSTEE AS NOW IN EFFECT.

                  A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

             2.   A COPY OF THE CERTIFICATE OF AUTHORITY OF THE
        TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE
        ARTICLES OF ASSOCIATION.

                  A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

             3.   A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO
             EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN
             PARAGRAPH (1) OR (2), ABOVE.

                  A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-
                  1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

             4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

                  A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

             5. A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE OBLIGOR IS IN DEFAULT.

                  Not applicable.

             6.   THE CONSENTS OF UNITED STATES INSTITUTIONAL
        TRUSTEES REQUIRED BY SECTION 321(B) OF THE ACT.

                  The consent of the trustee required by Section
                  321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

             7.   A COPY OF THE LATEST REPORT OF CONDITION OF THE
        TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS
        OF ITS SUPERVISING OR EXAMINING AUTHORITY.

                  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

        NOTES

             In answering any item of this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

             The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                               SIGNATURE

             Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 8TH DAY OF APRIL, 1996.

                                      STATE STREET BANK AND TRUST COMPANY

                                      By:  /S/ HENRY W. SEEMORE
                                           ____________________________
                                           HENRY W. SEEMORE
                                           ASSISTANT VICE PRESIDENT




        EXHIBIT 6

        CONSENT OF THE TRUSTEE

             Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by SOFTKEY INTERNATIONAL INC.. of its 5-1/2% SENIOR CONVERTIBLE/EXCHANGEABLE NOTES DUE 2000, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                      STATE STREET BANK AND TRUST COMPANY

                                      By:     /S/  HENRY W. SEEMORE
                                           _____________________________
                                           HENRY W. SEEMORE
                                           ASSISTANT VICE PRESIDENT

        DATED: APRIL  8 , 1996


        EXHIBIT 7

        Consolidated Report of Condition of State Street Bank and Trust Company of Boston, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business December 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

                                                            Thousands of
        ASSETS                                                 Dollars

        Cash and balances due from depository institutions:
             Noninterest-bearing balances and currency
               and coin .....................................   1,331,827
             Interest-bearing balances.......................   5,971,326
        Securities..........................................    6,325,054
        Federal funds sold and securities purchased
             under agreements to resell in domestic offices
             of the bank and its Edge subsidiary ............   5,436,994
        Loans and lease financing receivables:
             Loans and leases, net of unearned
               income .........................     4,308,339
             Allowance for loan and lease losses....   63,491
             Loans and leases, net of unearned income
               and allowances ...............................   4,244,848
        Assets held in trading accounts......................   1,042,846
        Premises and fixed assets............................     374,362
        Other real estate owned..............................       3,223
        Investments in unconsolidated subsidiaries...........      31,624
        Customers' liability to this bank on acceptances
             outstanding.....................................      57,472
        Intangible assets......................................    68,384
        Other assets.........................................     670,058

        Total assets........................................   25,558,018
                                                               ===========

        LIABILITIES

        Deposits:
             In domestic offices.............................   6,880,231
                  Noninterest-bearing.............. 4,728,115
                  Interest-bearing...............   2,152,116
             In foreign offices and Edge subsidiary..........   9,607,427
                  Noninterest-bearing ............     28,265
                  Interest-bearing...............   9,579,162
        Federal funds purchased and securities sold under
             agreements to repurchase in domestic offices of
             the bank and of its Edge subsidiary.............   5,913,969
        Demand notes issued to the U.S. Treasury and
             Trading Liabilities ............................     530,406
        Other borrowed money   ..............................     493,191
        Bank's liability on acceptances executed and
             outstanding....................................       57,387
        Other liabilities...................................      620,287

        Total liabilities...................................   24,102,898

        EQUITY CAPITAL
        Common stock........................................       29,176
        Surplus............................................       228,448
        Undivided profits..................................     1,197,496

        Total equity capital..............................      1,455,120

        Total liabilities and equity capital..............     25,558,018
                                                              ============

        I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                           Rex S. Schuette

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                           David A. Spina
                                           Marshall N. Carter
                                           Charles F. Kaye

             5. A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE OBLIGOR IS IN DEFAULT.

                  Not applicable.

             6.   THE CONSENTS OF UNITED STATES INSTITUTIONAL
        TRUSTEES REQUIRED BY SECTION 321(B) OF THE ACT.

                  The consent of the trustee required by Section
                  321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

             7.   A COPY OF THE LATEST REPORT OF CONDITION OF THE
        TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS
        OF ITS SUPERVISING OR EXAMINING AUTHORITY.

                  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                   NOTES

             In answering any item of this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter of the obligor, the trustee has relied upon the information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

             The answer to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                 SIGNATURE

             Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 8TH DAY OF APRIL , 1996.

                                      STATE STREET BANK AND TRUST COMPANY

                                      By:    /S/  HENRY W. SEEMORE
                                          _______________________________
                                                  HENRY W. SEEMORE
                                              ASSISTANT VICE PRESIDENT



        EXHIBIT 6

        CONSENT OF THE TRUSTEE

             Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by SOFTKEY INTERNATIONAL INC.. of its 5-1/2% SENIOR CONVERTIBLE EXCHANGEABLE NOTES DUE 2000, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                      STATE STREET BANK AND TRUST COMPANY

                                      By:  /S/   HENRY W. SEEMORE
                                           ____________________________
                                            HENRY W. SEEMORE
                                            ASSISTANT VICE PRESIDENT

        DATED: APRIL 8 ,  1996